Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CSG SYSTEMS COMPLETES ACQUISITION OF PRAIRIE VOICE

SERVICES, INC.

Prairie Voice Services Changes Name to Prairie Interactive Messaging

ENGLEWOOD, Colo. (August 13, 2007) — CSG Systems International, Inc. (NASDAQ: CSGS), a leading provider of customer care and billing solutions, today announced that it has completed the acquisition of Prairie Voice Services, Inc. CSG initially announced the acquisition on July 30, 2007.

Additionally, CSG and Prairie have agreed to rename the company Prairie Interactive Messaging, Inc. and that it will operate as a wholly owned CSG company. The name change aims to better communicate the capabilities of Prairie’s set of unified, interactive messaging solutions that manage customer interactions through inbound and outbound automated voice, text/SMS, email, and fax messaging services.

About CSG Systems

Headquartered in Englewood, Colorado, CSG Systems International (NASDAQ: CSGS) is the leading provider of outsourced billing, customer care and print and mail solutions and services supporting the North American cable and direct broadcast satellite markets. CSG’s solutions support some of the world’s largest and most innovative providers of bundled multi-channel video, Internet, voice and IP-based services. CSG’s unique combination of solutions, services and expertise ensure that cable and satellite operators can continue to rapidly launch new service offerings, improve operational efficiencies and deliver a high-quality customer experience in a competitive and ever-changing marketplace. For more information, visit our website at www.csgsystems.com.

About Prairie Interactive Messaging, Inc.

Prairie Interactive Messaging Inc., formerly Prairie Voice Services, provides set of unified, interactive messaging solutions developed to manage customer interactions through inbound and outbound automated voice, text/SMS, email, and fax messaging services. The company delivers applications that manage workforce communications, collections, critical communications, lead generation, automated order entry and other key business functions. Clients include a number of Fortune 500 companies, with emphasis in the financial services, telecommunications, transportation, direct response and contact center business sectors. The company’s consultative approach results in applications designed specifically to meet each client’s individual business objectives. Prairie Interactive Messaging, Inc. is a wholly owned company of CSG Systems, Inc. For more information, visit www.prairie.csgsystems.com.

Safe-Harbor Statement

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) CSG’s ability to continue to perform satisfactorily and maintain good customer relations with its four largest clients, Comcast Corporation, Echostar Communications, Time Warner, Inc., and Charter Communications, which combined make up approximately 70% of CSG’s revenues; 2) the continued acceptance of CSG’s Advanced Convergent Platform and its related products and services; 3) CSG’s ability to enhance current products and develop new technology that will retain existing clients and capture new market share; 4) significant forays into new markets, which may prove costly and unprofitable; 5) the degree to which CSG’s expectations of market penetration and consumer acceptance of advanced IP services prove true — and even if realized, CSG’s ability to meet the billing and customer care needs of those markets; 6) client consolidation, which has decreased the number of potential buyers for many of CSG’s products and services; 7) CSG’s ability to renew contracts and sell additional products and services to existing and new clients; 8) CSG’s ability to successfully deliver on lengthy and/or complex implementation projects, which by their nature, carry much more risk; and 9) CSG’s ability to successfully integrate and manage acquired businesses or assets in order to achieve the expected strategic, operating and financial goals established for such acquisitions. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Media Relations:

Elise Brassell

CSG Systems

Phone: (303) 804-4962

E-mail: elise_brassell@csgsystems.com

Investor Relations:

Roger Metz

CSG Systems

Phone: (303) 804-4082

E-mail: roger_metz@csgsystems.com

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